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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549



Gentlemen:

We have read Item 4 of Form 8-K dated September 22, 2000 of Advanced Materials Group, Inc. and are in agreement with the statements contained in paragraphs
(a)(i), (a)(ii), (a)(iv), and (a)(v) therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.



                   /s/ Ernst & Young, L.L.P.



Orange County, California
September 22, 2000